Exhibit 10.5
JOS. A. BANK CLOTHIERS, INC.
2010 EQUITY INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT
INAUGURAL AWARD AGREEMENT
THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT INAUGURAL AWARD AGREEMENT (this “Award Agreement”) is made this                      day of                     , 20_____, by and between Jos. A. Bank Clothiers, Inc. (the “Company”) and                                          (“you” or “the Participant”).
Pursuant to the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan (the “Plan”), the Company hereby grants to you                 Restricted Stock Units (“RSUs”) (the “Award”), upon the terms and conditions hereinafter set forth. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan.
The details of your Award are as follows.
1. ENTITLEMENT TO SHARES.
(a) Continued Service as a Director. Provided that you continue to remain in the service of the Company as a director through                     , 20_____ [insert the last business day of the 53rd week following the date of grant] (the “Vesting Date”), you will be entitled to vest in that number of shares of Stock subject to this Award, subject, on and after the grant date, to adjustment as provided under the terms of the Plan including, without limitation, the last paragraph of Section 5 of the Plan.
(b) Vesting Schedule.   The Award shall vest on  the Vesting Date, and except as otherwise expressly provided in Section 1(c) or (d) of this Award Agreement, the Participant must be serving as a director of the Company on such Vesting Date to be entitled to the shares of Stock subject to the Award. Such vesting will be subject to acceleration as provided in Sections 1(c) or (d) of this Award Agreement, as applicable.
(c) Disability or Death.
(i) If your service terminates as a member of the Board of Directors of the Company due to your death or Disability prior to the Vesting Date, your RSUs subject to this Award will automatically vest in full on the date of the occurrence of such event.
(ii)  The shares of Stock subject to this Award that vest pursuant to this Section 1(c) shall be issued and delivered to you (or your heirs in the case of death) pursuant to Section 3 below.

(iii) “Disability” shall mean that you are unable to perform the functions of your position as a director of the Company, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine the existence of any Disability; however, you will be deemed to have a Disability if you have been determined to be totally disabled by the Social Security Administration.
(d) Change in Control.
In the event a Change in Control (as defined in the Plan) occurs prior to the Vesting Date and you have been serving as a director during the term of this Award Agreement and are so serving immediately prior to the consummation of such Change in Control, then you will be deemed fully vested in the number of shares subject to this Award.
The Company shall credit you in book form with the number of shares that are deemed vested under this Section 1(d). Such shares (net of applicable tax withholdings) shall be deemed issued immediately prior to the consummation of the Change in Control and your deemed shares will be treated in the same manner and paid at the same time as other shares in the transaction. Alternatively, the Committee in its discretion may settle your vested RSUs in cash, in an amount equal to the product of (x) the total number of such vested RSUs, and (y) the price per share paid for one share of Stock in the Change in Control transaction, in which case such amount, net of applicable tax withholding, shall be paid in cash, upon the consummation of the Change in Control.
2. DIVIDEND EQUIVALENTS. With respect to each cash dividend or other distribution (if any) paid with respect to the Stock of the Company to holders of record on and after the date hereof, a number a shares of Stock shall be accrued on the records of the Company, in an amount equal to the product of (i) the amount of such dividend or distribution paid with respect to one share of Stock, multiplied by (ii) the number of RSUs granted hereunder, and (iii) divided by the Fair Market Value of one share of Stock on the applicable dividend or distribution payment date for the dividend or other distribution, which amount shall be credited in the form of additional RSUs on such date. No Dividend Equivalents shall be paid to you prior to the settlement of the Award. Rather, such Dividend Equivalent payments will accrue and be notionally credited to your Award and paid out in the form of additional shares of Stock upon settlement of the Award. At such time(s) thereafter as you receive a distribution of shares of Stock in respect to your vested RSUs, the Company shall also distribute to you such number of shares of Stock accrued under this Section 2. In no event shall this Section 2 be applied in a manner that duplicates an adjustment in the number of shares of Stock subject to this Award that is made under another provision of the Plan including, without limitation, under the last paragraph of Section 5 thereof.
3. DISTRIBUTIONS; DELIVERY OF SHARES. You will be entitled to a distribution with respect to the shares of Stock underlying the RSUs that have vested under the terms of this Award Agreement (for which no deferral election is in effect) on the earliest to occur of the following (each, a “Payment Date”): (i) the occurrence of your time-based Vesting Date; (ii) your death; (iii) your Disability (as defined in Section 409A of the Code and under this Award Agreement); and (iv) upon a Change in Control (as defined in the Plan). Subject to the remainder of this Section 3, Sections 4 and 11 of this Award Agreement and except as otherwise provided in Section 1(d) (with respect to a Change in Control), the Company shall issue and deliver to you (or your heirs in the case of death) certificates or book-entry shares representing that number of shares of Stock within thirty (30) days following the applicable Payment Date. The certificates or book-entry shares to be delivered hereunder shall be in such form as is determined by the Company. No shares of Stock shall be issued prior to vesting.

4. DEFERRAL ELECTION. If permitted by the Company, you may elect to defer receipt of the shares of Stock that would otherwise be issued pursuant to the vesting of your Award, which deferral shall be made in accordance with the terms and conditions of the Company’s 2010 Deferred Compensation Plan. The Board (or an appropriate committee thereof) will, in its sole discretion, establish the rules and procedures for such deferrals. If you make such election, then any Dividend Equivalents credited with respect to your RSUs will be deferred under the same terms. Distribution of the shares of Stock subject to such deferral election (including accumulated Dividend Equivalents) will be governed by the terms of the Company’s 2010 Deferred Compensation Plan and your deferral election.
5. NUMBER OF SHARES. The number of shares of Stock subject to your Award will be adjusted from time to time for stock dividends and other capitalization adjustments, as provided in the Plan.
6. SECURITIES LAW COMPLIANCE. The grant of your Award and the issuance of any shares of Stock pursuant to this Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. You may not be issued any shares of Stock pursuant to this Award if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, you may not be issued any shares of Stock pursuant to this Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Stock or (ii) in the opinion of legal counsel to the Company, the shares of Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the issuance of any shares of Stock pursuant to this Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
7. RESTRICTIVE LEGENDS. The shares of Stock issued pursuant to this Award shall be endorsed with appropriate legends, if any, determined by the Company.
8. TRANSFERABILITY. Neither the RSUs nor any shares of Stock subject to this Award may be subject to alienation, garnishment, execution or levy of any kind, and any attempt to do so will not be recognized. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Stock pursuant to Section 3 of this Award Agreement.

9. AWARD NOT AN EMPLOYMENT CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employment or service of the Company. In addition, nothing in your Award shall obligate the Company, its stockholders, board of directors, officers or employees to continue any relationship that you might have as an employee, director or consultant for the Company.
10. UNSECURED OBLIGATION. Your Award is unfunded and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to an Award under this Award Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Stock acquired pursuant to this Award Agreement until such Stock is issued to you pursuant to this Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Stock so issued. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
11. WITHHOLDING OBLIGATIONS. Regardless of any action taken by the Company, with respect to any or all income, employment, social insurance, or payroll taxes, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is, and remains, your responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Award, the subsequent sale of shares of Stock acquired pursuant to this Award, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of your Award to reduce or eliminate your liability for Tax-Related Items. At the time any Earned Award is determined, at the time you vest in such Award, at the time you receive a distribution of shares of Stock pursuant to such Award, or at any other time reasonably as requested by the Company, you shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations. In this regard, at the time you receive a distribution of shares of Stock, or at any other time as reasonably requested by the Company, you hereby authorize the withholding of that number of whole vested shares of Stock otherwise deliverable to you pursuant to this Award Agreement having a fair market value not in excess of the amount of the Tax-Related Items determined by the applicable minimum statutory rates. Finally, you shall pay to the Company any amount of the Tax-Related Items that the Company may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company shall have no obligation to deliver shares of Stock until you have satisfied the obligations in connection with the Tax-Related Items as described in this section.

12. DELIVERY OF DOCUMENTS AND NOTICES. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, deposit with UPS or other nationally-recognized overnight delivery service (fees prepaid), electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail (postage and fees prepaid). Notices to the Company shall be addressed to Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, Maryland 21074, Attention: General Counsel. Notices to you shall be addressed to your regular mail address or e-mail address as contained in the records of the Company. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be sent. Notices shall be deemed to have been given when received or refused by the party to which it was sent or delivered. Notwithstanding anything to the contrary contained herein, any writing actually received by the party to whom it is addressed shall be sufficient notice hereunder.
(a) Description of Electronic Delivery. The Plan document, Plan prospectus, Award Agreement and proxy statements and financial reports of the Company (including any filings with the Securities and Exchange Commission), may be delivered to you electronically. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.
(b) Consent to Electronic Delivery. You acknowledge that you have read Section 12 of this Award Agreement and consent to the electronic delivery of the documents, as identified in Section 12 of this Award Agreement. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail.
13. APPLICATION OF SECTION 409A. Notwithstanding any other provision of this Award Agreement, to the extent that (i) one or more of the payments or benefits received or to be received by you pursuant to this Award Agreement would constitute deferred compensation subject to the requirements of Section 409A of the Code, and (ii) you are a “specified employee” within the meaning of Section 409A of the Code, then such payment or benefit (or portion thereof) will be delayed until the earliest date following your “separation from service” with Company within the meaning of Section 409A of the Code on which the Company can provide such payment or benefit to you without your incurrence of any additional tax or interest pursuant to Section 409A of the Code, with all payments or benefits due thereafter occurring in accordance with the original schedule. In addition, this Award and the payments and benefits to be provided hereunder are intended to comply in all respects with the applicable provisions of Section 409A of the Code. Any reference to ‘termination of employment’ in this Agreement shall mean ‘separation from service’ as defined under the default rules of Treasury regulations issued under Code Section 409A.

14. DATA PRIVACY CONSENT. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock pursuant to an Actual Award. You understand that you may, at any time, view such Data and request any necessary correction to such Data.
15. HEADINGS. The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.
16. AMENDMENT. The Committee may, without notice, amend, suspend or terminate the Plan; provided, however, that no such action may adversely affect any then outstanding Award unless (i) expressly provided by the Committee and (ii) with the consent of you, unless such action is necessary to comply with any applicable law, regulation or rule.
17. MISCELLANEOUS.
(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d) You acknowledge receipt of, and understand and agree to this Award Agreement and the Plan. You further acknowledge that this Award Agreement and the Plan set forth the entire understanding between the Company and you regarding the Award and supersede all prior oral and written agreements on that subject.
18. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

19. APPLICABLE LAW. This Award Agreement shall be governed by the laws of the State of Delaware to the extent not preempted by federal law.
IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

COMPANY: JOS. A. BANK CLOTHIERS, INC.		PARTICIPANT:

By:
Name:
Title:

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